EXHIBIT 4.4


                               PURCHASE AGREEMENT

             THIS AGREEMENT is made as of the ____ day of March, 1993, among THERMO PROCESS SYSTEMS INC. ("TPS"), a Delaware corporation, TPST Soil Recyclers of Florida Inc., a Delaware corporation (the "Company") (TPS and the Company are sometimes hereinafter collectively referred to as the "Sellers"), and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

             IN CONSIDERATION of the mutual covenants contained in this Agreement, the Sellers, TPST and the Purchaser agree as follows:

             SECTION 1. Authorization of Sale of the Units. Subject to the terms and conditions of this Agreement, the Sellers have authorized the sale of 50 Units (the "Units"), each consisting of 1,000 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company and Common Stock Purchase Warrants (the "Warrants") for the purchase of 2,000 shares of common stock, $.10 par value, of TPS. The Shares and the Warrants are hereinafter collectively referred to as the "Securities".

             SECTION 2. Agreement to Sell and Purchase the Units. At the Closing (as defined in Section 3), the Sellers will sell to the Purchaser, and the Purchaser will buy from the Sellers, upon the terms and conditions hereinafter set forth, the number of Units (at the purchase price) shown below:

             Number of Units         Price Per
             To Be Purchased       Unit in Dollars    Aggregate Price
             ---------------       ---------------    ---------------


                                       $23,000



             The Sellers represent and warrant that the Sellers are proposing to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expect to complete sales of the Units to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

             SECTION 3. Delivery of the Units at the Closing. The completion of the purchase and sale of the Units (the "Closing") shall occur at a place and time (the "Closing Date") specified by the Sellers and of which the Purchasers will be notified by telex, cable or otherwise. At the Closing, the Sellers shall deliver to the Purchaser one or more stock certificates and one

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        or more warrant certificates registered in the name of the
        Purchaser, or in such name(s) as designated by the Purchaser, representing the number of shares of Shares and Warrants contained in the number of Units set forth in Section 2 above. The name(s) in which the stock certificate(s) and warrant certificate(s) are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Sellers' obligation to deliver such stock certificate(s) and warrant certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Sellers: (a) receipt by the Sellers of a certified or official bank check or checks in New York Clearing House funds in the full amount of the purchase price of the Units being purchased hereunder; (b) completion of the purchases and sales under the Agreements with Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and warrant certificate(s) and to pay for the Units evidenced thereby shall be subject to the accuracy of the representations and warranties made by the Sellers herein and the fulfillment of those undertakings of the Sellers to be fulfilled prior to Closing.

             SECTION 4. Representations, Warranties and Covenants of the Sellers. The Sellers hereby represent and warrant to, and covenant with, the Purchaser as follows:

             4.1. Organization and Qualification. Each of the Company and TPS is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and each has all requisite corporate power and authority to conduct its business as currently conducted.

             4.2. Authorized Capital Stock. The authorized capital stock of the Company at March 1, 1993 is as is set forth in the Confidential Placement Memorandum dated March 1, 1993 (the "Memorandum"). The authorized capital stock of TPS as of January 2, 1993 is as is set forth in the Form 10-Q of TPS for the quarter ended January 2, 1993 attached as Exhibit E to the Memorandum. All shares of stock of any class described in such documents as being issued and outstanding were validly issued and outstanding, fully paid and non-assessable as at such date.

             4.3. Due Execution, Deliver and Performance of the Agreements. The execution, delivery and performance of the Agreements (a) have been duly authorized under applicable law by all requisite corporate action by the Sellers, (b) will not violate any law or the certificates of incorporation or by-laws of the Sellers or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Sellers, any of their subsidiaries is a party or by which the Sellers, or any of their subsidiaries or any of their

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





        properties or assets is bound, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument, and (c) will not result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Sellers, or any of their subsidiaries. Upon their execution and delivery, the Agreements will constitute valid and binding obligations of the Sellers enforceable in accordance with their respective terms, except as enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Sellers in Section 7.3 hereof may be legally unenforceable.

             4.4. Issuance, Sale and Delivery of the Units. In respect of the Units to be sold by the Sellers hereunder, the offer, sale and delivery of the Securities comprising the Units in accordance with the Agreements have been duly authorized under applicable law by all requisite corporate action. The Securities, as and when delivered to the Purchasers pursuant to the Agreements, and upon payment by the Purchasers of the purchase price therefor, will be validly issued and outstanding, fully paid and non-assessable. The issuance and sale of the Units which are the subject of this Agreement constitutes an exempt transaction under the Securities Act of 1933, as amended (the "Securities Act"), and does not require registration thereunder.

             4.5. Regulatory Matters. The Company is not in violation of any federal or state law or regulation relating to the storage, handling or transportation of hazardous or toxic materials; the Company has received or received rights to all permits, licenses or other approvals required of them under applicable federal and state environmental laws and regulations to conduct its business as it currently conducted; and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company. The Company has not received any notice of proceedings relating to the revocation or modification of any such permit, license or approval which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company.

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






             4.6. No Material Change. There has been no material adverse change in the financial condition of the Company or TPS since January 2, 1993 or in the results of operations of the Company or TPS as compared to relevant prior periods, other than as may be described in the Memorandum. There has been no material adverse change in the information set forth in the Memorandum since the date thereof which has not been disclosed in writing to the Purchaser prior to the Closing.

             4.7. Accuracy of Information. The information contained in the Memorandum, in final form, is true and correct in all material respects as of the date thereof. Each exhibit to the Memorandum was true and correct in all material respects as of the date thereof.

             4.8. Legal Opinion. Prior to closing, the Associate General Counsel of TPS and the Company will deliver his legal opinion to the Purchasers substantially to the effect of Sections 4.1, 4.2, 4.3, 4.4 and 4.5 (provided that such opinion, with respect to clause (c) of the first sentence of Section 4.3 and with respect to Section 4.5, shall be limited to such counsel's knowledge).

             SECTION 5. Representations, Warranties and Covenants of the Purchaser.

             (a) The Purchaser represents and warrants to, and covenants with, the Sellers that: (i) the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Units contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Sellers, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Units; (ii) the Purchaser is acquiring the number of Units set forth in Section 2 above for investment and with no present intention of distributing any of such Units (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or to be indemnified pursuant to Section 7.3); (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, and the rules and regulations promulgated thereunder; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof and will be true and correct as of the effective date of the Registration

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





        Statement, and the Purchaser will use reasonable efforts to inform the Sellers of any changes in such information; (v) The Purchaser has, in connection with its decision to purchase the number of Units set forth in Section 2 above, relied solely upon the Memorandum and the documents incorporated therein by reference and the representations and warranties of the Sellers contained herein; and (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

             (b) The Purchaser hereby covenants with the Sellers not to make any sale of the Securities without demonstrating to the reasonable satisfaction of the Sellers that such sale does not violate any applicable provisions of federal or state securities laws and that, in connection with any such sale, the Purchaser will complete Appendix II hereto.

             (c) The Purchaser further represents and warrants to, and covenants with, the Sellers that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

             SECTION 6. Survival of Representations, Warranties and Agreements. Except as provided in Section 7.4 and, notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Sellers and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the TPS Shares (as defined in Section 7.1(a)) being purchased and the payment therefor for a period of two years from the Closing Date, after which time they shall be deemed to be extinguished and of no further force and effect.

             SECTION 7. Registration of the TPS Shares; Compliance with the Securities Act.

             7.1.    Registration Procedures and Expenses.  TPS shall:

             (a) as soon as practicable, prepare and file with the Securities and Exchange Commission (the "Commission") the Registration Statement on a form available for the

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                  sale of the shares of the common stock of TPS issued
                  pursuant to the exercise of the Warrants (the "TPS Shares") by the Purchaser from time to time;

             (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Registration Statement to become effective within 180 days after the Closing;

             (c) prepare and file with the Commission such amendments
                 and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until all the TPS Shares have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the TPS Shares are no longer required to be registered for the sale thereof by the Purchasers;

             (d)  furnish to the Purchaser with respect to the TPS Shares registered under the Registration Statement (and to each Underwriter, if any, of such TPS Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the TPS Shares by the Purchaser, provided, however, that the obligation of TPS to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by TPS of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other Securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

             (e)     file documents required of TPS for normal blue sky
                 clearance in states specified in writing by the Purchaser, provided, however, that TPS shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

             (f)  bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of TPS Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers.

             The Sellers understand that the Purchaser disclaims being an underwriter with respect to TPS Shares, but the Purchaser being

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





        deemed an underwriter shall not relieve the Sellers of any obligations they have hereunder.

             7.2. Transfer of the TPS Shares After Registration. The Purchaser agrees that it will not effect any disposition of TPS Shares that would constitute a sale within the meaning of the Securities Act except upon completion of Appendix II hereto and otherwise as contemplated in the Registration Statement referred to in Section 7.1.

             The Purchaser acknowledges that there may occasionally be times when TPS must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by TPS and declared effective by the Commission, or until TPS has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended. The Purchaser hereby covenants that it will not sell any TPS Shares pursuant to said prospectus during the period commencing at the time at which TPS gives it notice of the suspension of the use of said prospectus and ending at the time TPS gives it notice that it may thereafter effect sales pursuant to said prospectus and TPS' indemnification obligations in Section 7.3 will not apply to sales made in violation of this provision.

             7.3.  Indemnification.  For the purpose of this Section 7.3:

             (a) the term "Selling Shareholder" shall include the Purchaser and any affiliate of such Purchaser;

             (b) the term "Registration Statement" shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

             (c) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             TPS agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by TPS to fulfill any undertaking included in the Registration Statement and TPS will reimburse such Selling

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





        Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that TPS shall
                                     --------- -------
        not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to TPS by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting sale of the TPS Shares.

             The Purchaser agrees to indemnify and hold harmless TPS or the Company (and each person, if any, who controls TPS or the Company within the meaning of Section 15 of the Securities Act, each officer of TPS or the Company who signs the Registration Statement and each director of TPS and the Company) from and against any losses, claims, damages or liabilities to which TPS or the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 5(b) or Section 7.2 hereof, or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse TPS and the Company (or such officer, director or controlling person), as the case may be, for any legal or other expense reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

             Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it

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        inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

             7.4. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Securities and the TPS Shares shall cease and terminate as to any particular number of the Securities or the TPS Shares when such Securities or such TPS Shares, as the case may be, shall have been effectively registered under the Securities Act and sold (or, in the case of the TPS Shares, otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such TPS Shares) or at such time as an opinion of counsel satisfactory to TPS and the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

             7.5. Information Available. So long as the Registration Statement is effective covering the resale of the TPS Shares owned by the Purchaser, TPS will furnish to the Purchaser:

             (a) as soon as practicable after available (but in the case of TPS' Annual Report to Shareholders, within 120 days after the end of each fiscal year of TPS), one copy of
                  (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K, (iii) each of its Quarterly Reports to Shareholders and, if not included in substance in its Quarterly Reports to Shareholders, its quarterly report on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the TPS Shares (the foregoing, in each case, excluding exhibits);

             (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph
                  (a)(iv) of this Section 7.5 and all other information that is generally available to the public; and

             (c) upon the reasonable request of the Purchaser, an adequate number of copies of the prospectuses to supply to the American Stock Exchange or any other party requiring such prospectuses; and

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        TPS, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at TPS' headquarters to discuss all information relevant for disclosure in the Registration Statement covering the TPS Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the production of information at TPS' headquarters.

             In addition, so long as the Shares are owned by the Purchaser, the Company will furnish to the Purchaser (i) as soon as practicable after available, one copy of a quarterly report to shareholders consisting of an unaudited profit and loss statement and a balance sheet of the Company and (ii) as soon as practicable after available, one copy of its annual report to shareholders consisting of an unaudited profit and loss statement and an unaudited balance sheet of the Company.

             SECTION 8. Liquidity Feature. In the event the shares of the Common Stock of the Company have not been sold pursuant to an underwritten public offering registered under the Securities Act on or before December 16, 1997, the Sellers will seek to sell the Company on the most favorable terms available prior to December 16, 1998.

             SECTION 9. Broker's Fee. The parties hereto hereby represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

             SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, postage prepaid, and shall be deemed given when so mailed:

             (a) if to the Sellers, to

                Thermo Process Systems, Inc.
                TPST Soil Recycles of Florida Inc.
                c/o Thermo Electron Corporation
                81 Wyman Street
                P. O. Box 9046
                Waltham, Massachusetts 02254-9046
                Attention:  Sandra L. Lambert, Secretary

             with a copy to:

                Seth H. Hoogasian
                Thermo Electron Corporation
                81 Wyman Street
                P. O. Box 9046
                Waltham, Massachusetts 02254-9046

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             or to such other persons at such other places as the Sellers shall designate to the Purchaser in writing; and

             (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Sellers in writing.

             SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Sellers and the Purchaser.

             SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

             SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

             SECTION 14.  Governing Law.  This Agreement shall be
        governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and Federal law.

             SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.






                  [Remainder of Page Intentionally Left Blank]

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             IN WITNESS WHEREOF, the parties hereto have caused this
        Agreement to be executed by their duly authorized representatives as of the day and year first above written.

        TPST SOIL RECYCLERS OF             THERMO PROCESS SYSTEMS INC.
        FLORIDA INC.

        By:___________________________     By:___________________________

        Print or Type:                     Name of Purchaser
                                           (Individual or Institution):

                                           ______________________________

                                           Name of Individual
                                           representing Purchaser
                                           (if an Institution):

                                           ______________________________
                                           Title of Individual
                                           representing Purchaser
                                           (if an Institution):

                                           ______________________________

        Signature by:                      Individual Purchaser or
                                           Individual Representing
                                           Purchaser:

                                           ______________________________
                                           (Signature)

                                           Address:______________________

                                           Telephone:____________________

                                           Telex:________________________

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





                                                          APPENDIX I
                                                          (one of two)



        THERMO PROCESS SYSTEMS INC.
        TPST SOIL RECYCLERS OF FLORIDA INC.


                         STOCK CERTIFICATE QUESTIONNAIRE


             Please provide us with the following information:

        1.   The exact name that your shares of Common
             Stock and Warrants are to be registered in
             (this is the name that will appear on your
             certificate(s)).  You may use a nominee
             name if appropriate:     ___________________________________

         2.  The relationship between the Purchaser
             and the Registered Holder listed in
             response to item 1 above: __________________________________

        3.   The mailing address of the Registered
             Holder listed in response
             to item 1 above:         ___________________________________

                                      ___________________________________


        4.   The Social Security Number or
             Tax Identification Number of
             the Registered Holder listed in
             response to item 1 above: __________________________________




















                                      -13-
PAGE
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                                                     APPENDIX I
                                                     (two of two)


        THERMO PROCESS SYSTEMS INC.
        TPST SOIL RECYCLERS OF FLORIDA INC.


                      REGISTRATION STATEMENT QUESTIONNAIRE


             In connection with the preparation of the Registration Statement, please provide use with the following information:

             1. Pursuant to the "Selling Shareholder" section of the
                 Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement and provide the following information, as of March 1, 1993:

                        ________________________________
                                       (name)

             2. Number of shares of common stock of TPS beneficially
                 owned (meaning shares owned or controlled or which the Purchaser has the right to acquire) by the Purchaser, other than the Shares being purchased pursuant hereto:

                        ________________________________
                       (number of shares)

             3.  Have you or your organization had any position, office or other material relationship within the past three years with TPS or its affiliates?

                        _______Yes               ______No

                If yes, please indicate the nature of any such
             relationships below:

        ________________________________________________________________

        ________________________________________________________________

        ________________________________________________________________










                                      -14-
PAGE

                                                     APPENDIX II


        THERMO PROCESS SYSTEMS INC.
        TPST SOIL RECYCLERS OF FLORIDA INC.


                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

             The undersigned, [an officer of, or other person duly
        authorized by]
         ________________________________________________________________
                 [fill in official name of individual or institution]

         hereby certifies that he/she [said institution] is the Purchaser of the shares or warrants evidenced by the attached stock or warrant certificate, and as such, sold such shares or warrants on ________________ in accordance with registration statement number __________________________
             [fill in the number of or
             otherwise identify registration
             statement]

        ______________________________and the requirement of delivering a current prospectus and current annual and quarterly reports by the Company has been complied with in connection with such sale.

        Print or Type:

             Name of Purchaser (Individual or
                Institution):              ____________________________

             Name of Individual representing
               Purchaser (if an Institution):
                                           _____________________________

             Title of Individual representing
               Purchaser (if an Institution):
                                           _____________________________


        Signature by:

             Individual Purchaser (or Individual
               representing Purchaser
               (if an Institution)):       _____________________________









                                      -15-